Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FOURTH QUARTER AND ANNUAL 2011
FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, February 6, 2012 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and year ended December 31, 2011.

Financial Results for the Three Months and Year Ended December 31, 2011

Comstock reported a net loss of $41.1 million or 89¢ per share for the three months ended December 31, 2011 as compared to a net loss of $20.6 million or 45¢ per share for the three months ended December 31, 2010.  The fourth quarter 2011 financial results include an impairment charge to write-down proved oil and gas properties of $60.8 million ($39.5 million after tax or 86¢ per share) and a gain realized from the sale of marketable securities of $2.9 million ($1.9 million after tax or 4¢ per share).  Financial results for the fourth quarter of 2010 included a loss on disposal of oil and gas properties of $25.8 million ($16.8 million after tax or 37¢ per share) and a gain on sale of marketable securities of $10.8 million ($7.0 million after tax, or 15¢ per share).

Comstock produced 25.5 billion cubic feet of natural gas equivalent ("Bcfe") in the fourth quarter of 2011, an increase of 48% over the 17.3 Bcfe produced in the fourth quarter of 2010.  Daily average production increased to 277 million cubic feet of natural gas equivalent ("MMcfe") from 188 MMcfe per day in the fourth quarter of 2010.  Crude oil production increased to 8% of total production in the fourth quarter of 2011 as compared to 4% in the third quarter of 2011.  Production from the Company's Eagle Ford shale operations increased 123% from the third quarter of 2011, averaging 3,300 barrels of oil equivalent per day in the fourth quarter and accounting for 7% of the Company's total production.  Production from the Company's Haynesville shale operations of 184 MMcfe per day in the fourth quarter of 2011 comprised 66% of the Company's total production.

Comstock's average realized natural gas price decreased 9% to $3.40 per Mcf in the fourth quarter of 2011 as compared to $3.73 per Mcf in the fourth quarter of 2010.  The Company's average realized oil price improved by 34% to $100.18 per barrel in the fourth quarter of 2011 as compared to $74.75 per barrel in the fourth quarter of 2010.  Oil and gas sales increased by 58% to $114.5 million in the fourth quarter of 2011 as compared to 2010's fourth quarter sales of $72.7 million.  Operating cash flow (before changes in working capital accounts) increased 75% to $78.8 million in the fourth quarter of 2011 from $44.9 million in 2010's fourth quarter and EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses in the quarter was up 75% to $89.9 million from $51.3 million in 2010's fourth quarter.

With weak natural gas prices and strong crude oil prices persisting, Comstock is redirecting most of its drilling activity to unconventional oil prospects.  In 2012, 92% of the net wells drilled by the Company are expected to be oil wells.  Comstock expects to spend 77% of its 2012 capital budget for oil prospects in its Eagle Ford shale properties in South Texas and its Permian basin properties in West Texas.  On December 31, 2011, 16% of the Company's production (based on a six Mcf to one barrel conversion) is attributable to oil and approximately 2% is attributable to natural gas liquids.  At the beginning of 2011 only 4% of the Company's production was oil.

Comstock reported a net loss of $33.5 million or 73¢ per share for the year ended December 31, 2011 as compared to a net loss of $19.6 million or 43¢ per share for the year ended December 31, 2010.  The financial results for the year ended December 31, 2011 include impairment charges of $70.6 million ($45.9 million after tax or $1.00 per share), a gain realized from the sale of marketable securities of $35.1 million ($22.8 million after tax or 50¢ per share), and a loss on early retirement of debt of $1.1 million ($0.7 million after taxes or 2¢ per share).  The net loss for the year ended December 31, 2010 included a loss on disposal of oil and gas properties of $25.8 million ($16.8 million after tax or 37¢ per share) and a gain realized from sale of marketable securities of $16.5 million ($10.7 million after tax or 24¢ per share).

Comstock's production in 2011 increased by 31% to 95.6 Bcfe as compared to the 73.3 Bcfe produced in 2010.  Natural gas prices continued to weaken in 2011.  Comstock's average realized natural gas price decreased 10% to $3.91 per Mcf for 2011 as compared to $4.35 per Mcf for 2010.  Oil prices continued to be very strong in 2011 and the Company's average realized oil price increased by 40% to $95.73 per barrel as compared to $68.35 per barrel for 2010.  The 31% increase in production and stronger oil prices overcame the lower natural gas prices, resulting in Comstock's oil and gas sales increasing by 24% to $434.4 million in 2011 as compared to 2010's sales of $349.1 million.  Operating cash flow (before changes in working capital accounts) increased 35% to $297.6 million in 2011 from 2010's operating cash flow of $219.7 million.  Higher sales and lower operating cost per Mcfe produced account for the operating cash flow growth.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, also increased 35% to $336.3 million in 2011 from EBITDAX of $249.1 million in 2010.

2011 Drilling Results

Comstock reported on the results of its 2011 drilling program.  The Company spent $573.4 million in 2011 on its drilling activities.  Also in 2011, Comstock spent $218.7 million to acquire 163.7 Bcfe in proved reserves primarily in the Permian basin in West Texas and $255.7 million to acquire exploratory acreage in the Permian basin, the Eagle Ford shale in South Texas, and the Haynesville shale in North Louisiana.  In 2011, Comstock drilled 87 wells (47.7 net) and completed 105 wells (59.8 net).  As of December 31, 2011 the Company also had three wells (1.6 net) in the process of being drilled.

In the East Texas/North Louisiana region, Comstock drilled 64 wells (28.3 net) during 2011, sixty-two of which were Haynesville or Bossier shale horizontal wells.  During 2011, Comstock completed 84 (42.3 net) Haynesville or Bossier shale horizontal wells, including 33 wells (22.2 net) that were drilled in 2010.  Wells drilled and completed in 2011 were put on production at an average per well initial production rate of 10.7 MMcfe per day.  As of December 31, 2011, Comstock had 14 (9.8 net) Haynesville or Bossier horizontal wells waiting on completion.

In the South Texas region, the Company drilled 20 (19.2 net) horizontal Eagle Ford shale wells in 2011.  Comstock completed 17 wells (17.0 net) including one well that was drilled in 2010.  These wells had an average per well initial production rate of 820 barrels of oil equivalent ("BOE") per day.  Four wells (3.2 net) were awaiting completion at year end.  Since the last update, Comstock has completed four additional wells in its Eagle Ford shale program.  The Gloria Wheeler "A" #1H was drilled to a vertical depth of 11,358 feet with a 6,725 foot lateral.  This well was tested at an initial rate of 1,070 barrels of oil per day and 1.1 MMcf of natural gas per day or 1,254 BOE per day.  The Gloria Wheeler "B" #1H was drilled to a vertical depth of 10,908 feet with a 5,175 foot lateral.  This well was tested at an initial rate of 916 barrels of oil per day and 1.0 MMcf of natural gas per day or 1,085 BOE per day.  The Donnell "A" #1H was drilled to a vertical depth of 9,404 feet with a 6,481 foot lateral.  This well was tested at an initial rate of 646 barrels of oil per day and 0.2 MMcf of natural gas per day or 686 BOE per day.  The Cutter Creek #2H was drilled to a vertical depth of 10,013 feet with a 5,541 foot lateral.  This well was tested at an initial rate of 471 barrels of oil per day and 0.4 MMcf of natural gas per day or 541 BOE per day.  All of the reported well results were obtained while following Comstock's restricted choke program.

During December 2011, production from the wells acquired as part of Comstock's Permian basin acquisition averaged 1,000 barrels of oil and 1.9 MMcf of natural gas per day.  At year end 2011 there were three wells (0.8 net) in the process of being drilled and four wells (2.5 net) that were awaiting completion on these West Texas properties.

Comstock has planned a conference call for 2:00 p.m. Eastern Time on February 6, 2012, to discuss the operational and financial results for the fourth quarter of 2011.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 1-866-362-5158 (international dial-in use 617-597-5397) and provide access code 53956340 when prompted.  A slide presentation on the financial results will be available on Comstock's website at www.comstockresources.com.  Click on "Presentations" to view the slides.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 5:00 p.m. ET February 6, 2012 and will continue until 11:59 p.m. February 13, 2012.  To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US).  The conference call ID number is 11275509.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenues:
Oil and gas sales	$114,456	$72,650	$434,367	$349,141

Operating expenses:
Production taxes	1,440	351	3,670	9,894
Gathering and transportation	8,151	4,948	28,491	17,256
Lease operating	10,040	12,375	46,552	53,525
Exploration	82	99	10,148	2,605
Depreciation, depletion and amortization	78,244	50,206	290,776	213,809
Impairment of oil and gas properties	60,817	11	60,817	224
Loss on sale of properties	—	25,835	57	26,632
General and administrative	9,199	8,235	35,172	37,200

Total operating expenses	167,973	102,060	475,683	361,145

Operating loss	(53,517)	(29,410)	(41,316)	(12,004)

Other income (expenses):
Interest and other income	210	91	790	499
Interest expense	(12,006)	(6,905)	(42,688)	(29,456)
Gain on sale of marketable securities	2,905	10,837	35,118	16,529

Total other income (expenses)	(8,891)	4,023	(6,780)	(12,428)

Loss before income taxes	(62,408)	(25,387)	(48,096)	(24,432)
Benefit from income taxes	21,274	4,778	14,624	4,846
Net loss	$(41,134)	$(20,609)	$(33,472)	$(19,586)

Net loss per share:
Basic	$(0.89)	$(0.45)	$(0.73)	$(0.43)
Diluted	$(0.89)	$(0.45)	$(0.73)	$(0.43)

Weighted average shares outstanding:
Basic	46,011	45,631	45,997	45,561
Diluted	46,011	45,631	45,997	45,561

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

OPERATING CASH FLOW:
Net loss	$(41,134)	$(20,609)	$(33,472)	$(19,586)
Reconciling items:
Deferred income taxes	(21,245)	(4,748)	(14,652)	(4,617)
Depreciation, depletion and amortization	78,244	50,206	290,776	213,809
Dry hole costs and lease impairments	—	—	9,819	—
Impairment of oil and gas properties	60,817	11	60,817	224
(Gain) loss on sale of assets	(2,905)	14,998	(35,061)	10,103
Debt issuance costs and discount amortization	949	602	4,300	2,436
Stock-based compensation	4,074	4,447	15,032	17,377
Operating cash flow	78,800	44,907	297,559	219,746
Excess income taxes from stock-based compensation	—	12	612	(1,491)
Increase in accounts receivable	(4,088)	(12,528)	(9,046)	(4,432)
Decrease (increase) in other current assets	1,036	(1,358)	3,311	48,070
Increase (decrease) in accounts payable and accrued expenses	(8,393)	31,393	(7,532)	49,769

Net cash provided by operating activities	$67,355	$62,426	$284,904	$311,662

EBITDAX:
Net loss	$(41,134)	$(20,609)	$(33,472)	$(19,586)
Interest expense	12,006	6,905	42,688	29,456
Income tax benefit	(21,274)	(4,778)	(14,624)	(4,846)
Depreciation, depletion and amortization	78,244	50,206	290,776	213,809
Exploration	82	99	10,148	2,605
Impairment of oil and gas properties	60,817	11	60,817	224
(Gain) loss on sale of assets	(2,905)	14,998	(35,061)	10,103
Stock-based compensation	4,074	4,447	15,032	17,377

EBITDAX	$89,910	$51,279	$336,304	$249,142

	As of December 31,
	2011	2010

BALANCE SHEET DATA:

Cash and cash equivalents	$8,460	$1,732
Marketable securities	47,642	84,637
Other current assets	56, 988	49,362
Property and equipment, net	2,509,845	1,816,248
Other	16,949	12,235

Total assets	$2,639,884	$1,964,214

Current liabilities	$187,207	$155,064
Long-term debt	1,196,908	513,372
Deferred income taxes	201,705	217,993
Other non-current liabilities	16,439	9,254
Stockholders' equity	1,037,625	1,068,531

Total liabilities and stockholders' equity	$2,639,884	$1,964,214

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2011					For the Three Months Ended December 31, 2010
	East Texas/ North Louisiana	South Texas	West Texas	Other	Total	East Texas/ North Louisiana	South Texas	Other	Total

Oil production (thousand barrels)	28	312		6	346	33	43	82	158
Gas production (MMcf)	20,177	2,659		595	23,431	12,637	3,130	549	16,316
Total production (MMcfe)	20,348	4,537		624	25,509	12,835	3,383	1,042	17,260

Oil sales	$2,614	$31,638		$453	$34,705	$2,667	$3,517	$5,573	$11,757
Gas sales	65,959	11,331		2,461	79,751	45,356	13,278	2,259	60,893
Total oil and gas sales	$68,573	$42,969		$2,914	$114,456	$48,023	$16,795	$7,832	$72,650

Average oil price (per barrel)	$92.25	$101.10		$88.26	$100.18	$80.63	$83.16	$68.03	$74.75
Average gas price (per Mcf)	$3.27	$4.26		$4.14	$3.40	$3.59	$4.24	$4.11	$3.73
Average price (per Mcfe)	$3.37	$9.47		$4.67	$4.49	$3.74	$4.96	$7.52	$4.21

Production taxes	$(949)	$2,228		$161	$1,440	$(781)	$682	$450	$351
Gathering and transportation	$7,741	$294		$116	$8,151	$4,189	$643	$116	$4,948
Lease operating	$7,236	$1,992		$812	$10,040	$6,162	$3,667	$2,546	$12,375
Production taxes (per Mcfe)	$(0.05)	$0.49		$0.26	$0.06	$(0.06)	$0.20	$0.43	$0.02
Gathering and transportation (per Mcfe)	$0.38	$0.06		$0.19	$0.32	$0.33	$0.19	$0.11	$0.29
Lease operating (per Mcfe)	$0.36	$0.44		$1.30	$0.39	$0.48	$1.09	$2.45	$0.71

Oil and Gas Capital Expenditures:
Acquisitions	$16,879	$—	$201,782	$—	$218,661	$—	$—	$—	$—
Exploratory leasehold	12,064	43,860	147,532	—	203,456	4,310	2,073	—	6,383
Development leasehold	420	—	—	—	420	1,077	27	15	1,119
Exploratory drilling	2,290	2,131	—	—	4,421	9,718	19,185	—	28,903
Development drilling	46,713	76,726	—	160	123,599	96,913	7,441	101	104,455
Other development	532	345	—	92	969	34	210	78	322
Total	$78,898	$123,062	$349,314	$252	$551,526	$112,052	$28,936	$194	$141,182

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2011					For the Year Ended December 31, 2010
	East Texas/ North Louisiana	South Texas	West Texas	Other	Total	East Texas/ North Louisiana	South Texas	Other	Total

Oil production (thousand barrels)	117	697		24	838	147	157	411	715
Gas production (MMcf)	76,883	11,153		2,557	90,593	52,038	14,437	2,498	68,973
Total production (MMcfe)	77,585	15,338		2,699	95,622	52,920	15,376	4,966	73,262

Oil sales	$10,614	$67,523		$2,107	$80,244	$11,237	$12,088	$25,524	$48,849
Gas sales	290,028	51,789		12,306	354,123	219,387	68,915	11,990	300,292
Total oil and gas sales	$300,642	$119,312		$14,413	$434,367	$230,624	$81,003	$37,514	$349,141

Average oil price (per barrel)	$90.74	$96.81		$88.63	$95.73	$76.37	$77.21	$62.10	$68.35
Average gas price (per Mcf)	$3.77	$4.64		$4.81	$3.91	$4.22	$4.77	$4.80	$4.35
Average price (per Mcfe)	$3.87	$7.78		$5.34	$4.54	$4.36	$5.27	$7.55	$4.77

Production taxes	$(1,958)	$4,881		$747	$3,670	$5,837	$1,990	$2,067	$9,894
Gathering and transportation	$26,581	$1,476		$434	$28,491	$14,762	$2,086	$408	$17,256
Lease operating	$30,419	$12,443		$3,690	$46,552	$28,000	$14,027	$11,498	$53,525
Production taxes (per Mcfe)	$(0.03)	$0.32		$0.28	$0.04	$0.11	$0.13	$0.42	$0.14
Gathering and transportation (per Mcfe)	$0.34	$0.10		$0.16	$0.30	$0.28	$0.14	$0.08	$0.24
Lease operating (per Mcfe)	$0.40	$0.81		$1.37	$0.48	$0.53	$0.91	$2.31	$0.72

Oil and Gas Capital Expenditures:
Acquisitions	$16,879	$—	$201,782	$—	$218,661	$—	$—	$—	$—
Exploratory leasehold	37,682	66,263	151,754	—	255,699	53,288	81,440	—	134,728
Development leasehold	695	103	—	—	798	2,500	535	173	3,208
Exploratory drilling	33,381	48,647	—	—	82,028	59,579	25,561	—	85,140
Development drilling	330,090	152,036	—	1,690	483,816	294,399	9,506	1,505	305,410
Other development	4,089	1,966	—	461	6,516	2,251	2,559	838	5,648
Total	$422,816	$269,015	$353,536	$2,151	$1,047,518	$412,017	$119,601	$2,516	$534,134